Annual Report

Cover Page

Name of issuer:

Crooked City Cider LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: CA

Date of organization: 9/3/2015

Physical address of issuer:

206 Broadway
Oakland CA 94607

Website of issuer:

http://www.crookedcitycider.taphousecom

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Current number of employees:

1

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$183,000.00	$231,405.01
Cash & Cash Equivalents:	$150,000.00	$35,214.06
Accounts Receivable:	($13,141.12)	$35,000.00
Short-term Debt:	$0.00	$4,391.24
Long-term Debt:	$700,000.00	$162,129.32
Revenues/Sales:	$54,000.00	$91,201.22
Cost of Goods Sold:	$20,000.00	$41,517.34
Taxes Paid:	$893.87	$0.00
Net Income:	$6,000.00	$2,950.40

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Crooked City Cider LLC

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Dana Bushouse	CEO	Crooked City Cider, LLC	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Dana Bushouse	CEO	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Dana Bushouse		100.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

The Company has made certain assumptions about the cider market in order to create financial projections for the business. There is risk associated with the accuracy of these projections due to continuous changes in consumer preferences and shifts in consumer demographics. In order to mitigate this risk, the Company has based its key assumptions off of the operations of other similar businesses.

The Company has made a key assumption that the market for ciders will continue to grow to support its expansion to a new location. If cider does not continue to grow in popularity the company may not be able to support it's expanded operations and may need to scale back it's productions.

Crooked City Cider is dependent on its single manager. If anything catastrophic were to happen to her, the future of the company may be compromised.

Because the Company will manufacture and sell alcohol, it will be subject to extensive regulation by the Federal Tax and California Alcoholic Beverage Control. These regulations are strictly enforced. Failure to follow those regulations could have a severe negative impact on it's sales and even it's ability to remain open

The cost of making cider is very dependent on ingredient costs, especially apples and apple juice. Increases in ingredient costs due to shortages or weather could affect the Company's profit margins.

The alcohol industry is highly competitive. Crooked City Cider face competition from small scale distributors as well as mass-market grocery distributors and retailers, and from both the cider industry as well as the beer industry. These competitors have been in business longer, have substantially greater financial and other resources, and may be better established in their markets.

The Company has limited control over our suppliers and are dependent on them for its business. A change in relationship with a supplier could have negative effects on its operations.

The company owes money through a related party debt. As of April 2018 we owe $210,000 through a related party loan as well as $25,000 through a non-related party loan. We are not prohibited from taking on more debts in the future and therefore, if we increase our debt amount, our financial position could be harmed.

Ownership and Capital Structure

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
	This is an LLC with no issued units.		

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

24. Describe the material terms of any indebtedness of the issuer:

Loan

Lender	Capital One Vehicle Loan Jeep
Issue date	10/01/16
Amount	$30,000.00
Outstanding principal plus interest	$25,000.00 as of 04/25/18
Interest rate	5.0% per annum
Maturity date	10/01/23
Current with payments	Yes

Loan

Lender	Huntington Bank
Issue date	01/01/17
Amount	$220,000.00
Outstanding principal plus interest	$210,000.00 as of 04/25/18
Interest rate	6.0% per annum
Maturity date	01/01/27
Current with payments	Yes

Interest only for the first 5 years. The loan is being facilitated through Huntington Bank, by Kooiman/Bushouse.

Loan

Lender	Main Street Launch
Issue date	10/31/18
Amount	$250,000.00
Outstanding principal plus interest	$250,000.00 as of 03/27/19
Interest rate	8.25% per annum
Maturity date	10/31/20
Current with payments	Yes

The company has previously taken out and fully repaid two other loans. One from Kiva during April of 2016 for $10,000 at 0% interest, and one from Capital One during April of 2016 for $15,000 with a 5% interest rate. Both loans were repaid in full and on time.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
		No exempt offerings.		

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Name	Kooiman and Bushouse
Amount Invested	$220,000.00
Transaction type	Loan
Issue date	01/01/17
Outstanding principal plus interest	$210,000.00 as of 04/25/18
Interest rate	6.0% per annum
Maturity date	01/01/27
Outstanding	Yes
Current with payments	Yes
Relationship	Parents of Founder

Interest only for the first 5 years. The loan is being facilitated through Huntington Bank, by Kooiman/Bushouse.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Crooked City Cider Tap House is the Bay Area's largest cider focused tap house, with 35 taps of cider and beer, food offerings and plenty of seating.

Milestones

Crooked City Cider LLC was incorporated in the State of California in September 2015.

Since then, we have:

- Oakland's first cidery since prohibition.

- Crooked City Cider is profitable.

- Only Bay Area cidery producing natural, dry cider with no baloney added.

- This year we will produce over 5,000 gallons of cider.

- Our cider has no added juice or sugar.

- We will be Oakland's first cider tap house with over 25 taps of cider.

- Cider is one of the fastest growing industries in the U.S.

Historical Results of Operations

Our company was organized in September 2015 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended December 31, 2018, the Company had revenues of $54,000 compared to the year ended December 31, 2017, when the Company had revenues of $91,201.22. Our gross margin was 62.96% in fiscal year 2018, compared to 54.48% in 2017.

- *Assets.* As of December 31, 2018, the Company had total assets of $183,000, including $150,000 in cash. As of December 31, 2017, the Company had $231,405.01 in total assets, including $35,214.06 in cash.

- *Net Income.* The Company has had net income of $6,000 and net income of $2,950.40 for the fiscal years ended December 31, 2018 and December 31, 2017, respectively.

- *Liabilities.* The Company's liabilities totaled $700,000 for the fiscal year ended December 31, 2018 and $166,520.56 for the fiscal year ended December 31, 2017.

Related Party Transaction

Refer to Question 26 of this Form C for disclosure of all related party transactions.

Liquidity & Capital Resources

To-date, the company has been financed with $275,000 in debt.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 12 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 12 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Crooked City Cider LLC cash in hand is $60,000, as of March 2019. Over the last three months, revenues have averaged $18,000/month, cost of goods sold has averaged $21,000/month, and operational expenses have averaged $11,000/month, for an average burn rate of $14,000 per month. Our intent is to be profitable in 0 months.

We opened the bar, held grand opening activities, hired staff, took on rent and utility costs amongst other operating costs and shut-down cider production.

We expect revenues to continue to increase as awareness of our new tap house spreads. We have remaining loan funding to cover us during this initial opening phase.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

I, Dana Bushouse, certify that:

(1) the financial statements of Crooked City Cider LLC included in this Form are true and complete in all material respects ; and

(2) the tax return information of Crooked City Cider LLC included in this Form reflects accurately the information reported on the tax return for Crooked City Cider LLC filed for the fiscal year ended 2017.

Dana Bushouse
CEO

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.crookedcitycider.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix C: Financial Statements

- Financials 1
- Financials 2

Appendix D: Director & Officer Work History

- Dana Bushouse

Appendix E: Supporting Documents

Crooked_City_Cider_Operating_Agreement.pdf



FOLLOW US FOR UPDATES | SHARE | TWEET

INVEST IN CROOKED CITY CIDER

Oakland's first cidery; producing dry cider in the heart of the city.

$0
raised of $50K goal

$100 min INVEST
by Wefunder Portal LLC

Revenue Share

5% of net revenues | **2.0X** investment amount

Crooked City Cider will pay investors 5% of net revenues each quarter until 100% of your principal is returned plus 100% on top.

EARLY BIRD BONUS: 2.5X REVENUE SHARING

Investors who fund up to the first $50K of this fundraise will receive 100% of their principal and an additional 150% on top.

> *Crooked City Cider is Oakland's original cider; producing a variety of kick-ass dry craft ciders, currently available at select Oakland bars and restaurants and at our shared tasting room.*



Dana Bushouse
CIDER BOSS, CROOKED CITY CIDER

OUR AMBITION

I am hoping to continue to grow our cider production, increase distribution and add a line of canned cider. I plan to open additional tap rooms around the Bay Area, bringing cider to the people!

KEY FACTS

- We are Oakland's first cidery since prohibition!
- We are the only Bay Area cidery producing natural, dry cider with no baloney added!
- This year we will produce over 5000 gallons of cider!
- Our cider has no added juice or sugar!
- We will be Oakland's first cider tap house with over 25 taps of cider!
- Cider is one of the fastest growing industries in the US!
- Cider is the fastest growing alcoholic beverage industry!

crookedcitycider.com

from Oakland California

500 STARTUPS | ENTERTAINMENT | MAIN STREET | BARS & CLUBS | BREWERY | BARS & CLUBS | FOOD TECH | HOSPITALITY | SOCIAL | SERVICES | RESTAURANT | LIFESTYLE | HEALTH AND FITNESS | GAMES | FRANCHISES | COMMUNITY | ALCOHOL | CAFE

Why I Like Crooked City Cider

I've been a customer of Crooked City Cider for a year, and I couldn't be happier. Their cider is refreshing, not too sweet, has unique flavors ranging from ginger to chocolate to original, and Dana is the best cider boss on the planet. I don't like too sweet cider, you know, the kind that comes in a can that you often find lingering at bad parties. Dana's cider has nothing to do with that crap. My favorite is definitely the Can't Stop Won't Stop, though the hot Apple Dicken's Cider is a great wintery treat as well. It's a little embarrassing because my partner and I can't shut up about her weekly event Cider Friday.

Elana Bloom
CUSTOMER

THE BUZZ ABOUT CROOKED CITY CIDER

Seriously the best cider that money can buy. As a Celiac, I've been missing a dry beverage in my life, and Dana's cider fills that void. It's so dry and so drinkable. Also- super high in alcohol content so watch out! It's so yummy. Ginger bomb is my favorite, but the other flavors are great too. I love when she experiments with seasonal flavors. If I could give crooked city 10/5 stars, I would.

Mallory Barkdull
Customer



Crooked City Cider to Expand with New Oakland Taphouse

Oakland is about to get a full-fledged cider bar. Crooked City Cider just signed a lease at 222 Broadway near Jack London Square. Owner Dana...
October 24, 2017 @ m.eastbayexpress.com


42049

Taste This: Apples + Ex Cons = Crooked City Cider in Oakland

Leslie Sbrocco, host of Taste This, toasts Dana Bushouse and her moonshine-making family. Her uncles' bootlegging beginnings inspired her to keep it legal, and now she ferments her apples on the right side of the law... at Crooked City Cider in Oakland.
October 10, 2017 @ kqed.org



Dana Bushouse brews unique, 'crooked' hard cider

Dana Bushouse has a family history with booze production - her great uncles were big moonshiners during Prohibition. "Rumor was they worked with Al Capone, and they were running all of southern Michigan and northern Indiana," she said. "It was a
July 30, 2015 @ berkeleyside.com

Founder



Dana Bushouse

Cider Boss

I started Crooked City Cider out of my basement and have since grown to a commercial production space- handling all aspects of the business on my own!

Interview

− COLLAPSE ALL

WF: What's new about what you're making? How is it different?

CC: The one thing we hear way too much of is "I don't like cider, it's way too sweet!" We know there are so many types of cider, and sweet is just one of them. Crooked City Cider was created to bring an actual dry cider to people; one they can drink like a beer! We've been changing minds one cider at a time. The new tap house will present customers with 25+ taps of cider so they can experience all that cider is and can be.

WF: How big is the market?

CC: The cider market is one of the fastest growing industries in the US and THE fastest growing adult beverage industry. Cider sales are 10 times greater than they were 9 years ago, with cider sales making up 4% of the alcohol consumer market. We are seeing regional and local cideries driving this growth, and making up 25% of the market.

Ask a Question

Type your question here...

ASK QUESTION

RISKS

1 The Company has made certain assumptions about the cider market in order to create financial projections for the business. There is risk associated with the accuracy of these projections due to continuous changes in consumer preferences and shifts in consumer demographics. In order to mitigate this risk, the Company has based it's key assumptions off of the operations of other similar businesses.

2 The Company has made a key assumption that the market for ciders will continue to grow to support it's expansion to a new location. If

READ MORE RISKS

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Crooked City Cider is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min INVEST

Can I change my mind and get a refund?

How is Wefunder compensated?

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CROOKED CITY CIDER

2018 Report

Dear investors,

This last year has been a challenge. With being forced to shut down production indefinitely, we lost planned revenue and our separate sales network to area bars and restaurants. We faced unexpected challenges with our contractor and the city that impeded our opening and delayed us by months, not only causing a loss of revenue but also tacking on months of rent. We are so excited to have the tap house finally open and have had nothing but rave reviews- it really is a special space and a great spot to experience cider. We hope to see you sometime soon, make sure to say "Hi!"

We need your help!

We need everyone who can to come in to the tap house and support us as we focus on growing awareness around cider. The more people we can get in the doors tasting cider, eating great local food, and experiencing our space, the faster we can get back to where we were. While production has been indefinitely shut down, we are low-key looking for the right partner to come along so that we can pick up where we left off. The demand for our cider continues!

Sincerely,

Dana Bushouse

Cider Boss

Our Mission

I hope to continue to grow our cider production, increase distribution, and add a line of canned cider. I plan to open additional taprooms around the Bay Area, bringing cider to the people!

See our full profile

How did we do this year?

Report Card

B-

The Good

- Funding secured to allow for continued expansion of new tap house.
- Brand awareness of cider and GOOD cider continued to grow.
- THE TAP HOUSE OPENED!

The Bad

- We were forced to shut down production.
- We had delays out of our control.
- We lost much of our equipment.

2018 At a Glance

January 1 to December 31


$$$$

$54,000 [41%]
Revenue



$6,000 +103%
Net Profit


IOU!

$0 [100%]
Short Term Debt



$357,000
Raised in 2017



$60,000
Cash on Hand
As of 03/27/19

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Crooked City Cider Tap House is the Bay Area's largest cider focused tap house, with 35 taps of cider and beer, food offerings and plenty of seating.

Milestones

Crooked City Cider LLC was incorporated in the State of California in September 2015.

Since then, we have:

- Oakland's first cidery since prohibition.

- Crooked City Cider is profitable.

- Only Bay Area cidery producing natural, dry cider with no baloney added.

- This year we will produce over 5,000 gallons of cider.

- Our cider has no added juice or sugar.

- We will be Oakland's first cider tap house with over 25 taps of cider.

- Cider is one of the fastest growing industries in the U.S.

Historical Results of Operations

Our company was organized in September 2015 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended December 31, 2018, the Company had revenues of $54,000 compared to the year ended December 31, 2017, when the Company had revenues of $91,201.22. Our gross margin was 62.96% in fiscal year 2018, compared to 54.48% in 2017.
- *Assets.* As of December 31, 2018, the Company had total assets of $183,000, including $150,000 in cash. As of December 31, 2017, the Company had $231,405.01 in total assets, including $35,214.06 in cash.
- *Net Income.* The Company has had net income of $6,000 and net income of $2,950.40 for the fiscal years ended December 31, 2018 and December 31, 2017, respectively.
- *Liabilities.* The Company's liabilities totaled $700,000 for the fiscal year ended December 31, 2018 and $166,520.56 for the fiscal year ended December 31, 2017.

Related Party Transaction

Refer to Question 26 of this Form C for disclosure of all related party transactions.

Liquidity & Capital Resources

To-date, the company has been financed with $275,000 in debt.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 12 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 12 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Crooked City Cider LLC cash in hand is $60,000, as of March 2019. Over the last three months, revenues have averaged $18,000/month, cost of goods sold has averaged $21,000/month, and operational expenses have averaged $11,000/month, for an average burn rate of $14,000 per month. Our intent is to be profitable in 0 months.

We opened the bar, held grand opening activities, hired staff, took on rent and utility costs amongst other operating costs and shut-down cider production.

We expect revenues to continue to increase as awareness of our new tap house spreads. We have remaining loan funding to cover us during this initial opening phase.

Net Margin: 11%

Gross Margin: 63%

Return on Assets: 3%

Earnings per Share: $Infinity

Revenue per Employee: $54,000

Cash to Assets: 82%

Revenue to Receivables: ~

Debt Ratio: 383%

Crooked_City_Cider_LLC_Company_Overview.pdf

Crooked_City_Cider_Financials_v3.pdf

We ❤ Our 210 Investors

Thank You For Believing In Us

Stanley. Evans
Emily Tsitrian
De Vere Kutscher
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Jay VanGinneken
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Simone Cohen
Brian McKeown
Chris Emery
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John French
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Kathryn Donovan
Cynthia Koenigsberg
Dan Helvering
Matthew Gallagher
Jonathan Estes
Cate Johnston
Marshall Atwood
Clara H
Robert L Hughes
Stephen Hager
Tia Barnard
Robyn Caladim
Ann Marie Benz
Tina Farman
Jesse Bachrach
Eric Gordon
Michael Hastings
Caleb Heikkila

Max Stahl
Nicholas Moore
Joseph Patsch
Andrew Faust
Gordon Stephenson
Brian T. Stires
Jodi Smith
Kevin O
Joelle Smith
Jonathan Peck
Kristen Foery
Audra D Mathews
Dorian Nasby
Mick Hall
Doug Ittner
Kristie Ridilla
Jamie Flaherty Evans
Maren Delap
Benjamin Mark Porter
Tracy Neal
Rune Stromsness
Peter Boniface
Sanjiv Gokhale
Angela Fragomeni
William Gilliland
Aubrey B Albano
Wyatt CULBERTSON
Kimberley Evans
Jennifer Mahoney
Lorie Delizo
Beth Phillips
Carl Silliman
Alexander Lee-Green
Noel Chalmers
Curtiss Potter
Cris Green
Tanya Taylor-Thornhill
Ramsey Wright
Sheila Penelope Thorne
Ronald Graves
Stuart Hansen
Anne Barker
Kathy Geil
Michael J Barton
Sarah Bottger
Josh Winzeler
Eric Evers
Danielle Siegler
Susie Wise
Kellie O'D
Jacobson Schwager
Erin Walker
Chelsea Dabner
Jolene Hayes
Amber Calkins
Fenil Shah
Georgia Strickland
Glo Schindler
Laura Bennett
Laura Reinke
Jamie Facciola
Vinny Giardina
Jay Fife
Mark Schuricht
Simon Chen
Abigail Knight
Shri Sreedharan
Dylin Redling
Nicole Sattler
Dona Gomez
Larry McCloskey
Anna Davda
Deborah Cussen
Elise Racine
Jennifer Shaw
Brian Loughry
Darrin Cohen
Alexander Fry
Heather West
Scott Annis
Tim Godfrey
Robert Moulton
Jesse Johnson
Edward Morales
Spencer Arnold
Johnny Kooy
David Bertschy
Micki Solhan
Jonathan Wong
Mark Sherratt
Stephen Grimsley
Frank DeLaRosa
Charles Stanfill
Kien Nguyen
Josef Stastny
Jay Dias
Harold Brook
Shawn Mccarthy
Mark Marlin
Jonny Price
Jenna Perelman

Thank You!

From the Crooked City Cider Team



Dana Bushouse

Cider Boss

Details

The Board of Directors

DIRECTOR	OCCUPATION	JOINED
Dana Bushouse	CEO @ Crooked City Cider, LLC	2015

Officers

OFFICER	TITLE	JOINED
Dana Bushouse	CEO	2015

Voting Power

HOLDER	SECURITIES HELD	VOTING POWER
Dana Bushouse		100.0%

Past Equity Fundraises

None.

Outstanding Debts

LENDER	ISSUED	AMOUNT	OUSTANDING	INTEREST	MATURITY	CURREN
Kiva	04/01/2016	$10,000	$0	0.0%	04/01/2018	
Capital One Vehicle Loan Passat	04/01/2016	$15,000	$0	5.0%	09/01/2017	
Capital One Vehicle Loan Jeep	10/01/2016	$30,000	$25,000	5.0%	10/01/2023	Yes
Huntington Bank	01/01/2017	$220,000	$210,000	6.0%	01/01/2027	Yes
Main Street Launch	10/31/2018	$250,000	$250,000	8.25%	10/31/2020	Yes

Related Party Transactions

Name	Kooiman and Bushouse
Amount Invested	$220,000
Transaction type	Loan
Issued	01/01/2017
Outstanding principal plus interest	$210,000 as of 04/2018
Interest	6.0 per annum
Maturity	01/01/2027
Outstanding	Yes
Current with payments	Yes
Relationship	Parents of Founder

Interest only for the first 5 years. The loan is being facilitated through Huntington Bank, by Kooiman/Bushouse.

Capital Structure

CLASS OF SECURITY	SECURITIES (OR AMOUNT) AUTHORIZED	SECURITIES (OR AMOUNT) OUTSTANDING	VOTING RIGHTS

	SECURITIES RESERVED FOR ISSUANCE UPON EXERCISE OR CONVERSION
Warrants:	0
Options:	0

Risks

The Company has made certain assumptions about the cider market in order to create financial projections for the business. There is risk associated with the accuracy of these projections due to continuous changes in consumer preferences and shifts in consumer demographics. In order to mitigate this risk, the Company has based its key assumptions off of the operations of other similar businesses.

The alcohol industry is highly competitive. Crooked City Cider face competition from small scale distributors as well as mass-market grocery distributors and retailers, and from both the cider industry as well as the beer industry. These competitors have been in business longer, have substantially greater financial and other resources, and may be better established in their markets.

Because the Company will manufacture and sell alcohol, it will be subject to extensive regulation by the Federal Tax and California Alcoholic Beverage Control. These regulations are strictly enforced. Failure to follow those regulations could have a severe negative impact on it's sales and even it's ability to remain open

The cost of making cider is very dependent on ingredient costs, especially apples and apple juice. Increases in ingredient costs due to shortages or weather could affect the Company's profit margins.

Crooked City Cider is dependent on its single manager. If anything catastrophic were to happen to her, the future of the company may be compromised.

The Company has limited control over our suppliers and are dependent on them for its business. A change in relationship with a supplier could have negative effects on its operations.

The Company has made a key assumption that the market for ciders will continue to grow to support its expansion to a new location. If cider does not continue to grow in popularity the company may not be able to support it's expanded operations and may need to scale back it's productions.

The company owes money through a related party debt. As of April 2018 we owe $210,000 through a related party loan as well as $25,000 through a non-related party loan. We are not prohibited from taking on more debts in the future and therefore, if we increase our debt amount, our financial position could be harmed.

Description of Securities for Prior Reg CF Raise

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from unitholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company to manage the Company so as to maximize value for unitholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company. If the Management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

Minority Ownership

An Investor in the promissory notes will likely hold a minority position in the Company and will have no voting rights in the Company, and thus will be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its management, and the Investor will have no independent right to name or remove an officer or member of the management of the Company.

Exercise of Rights Held by Principal Shareholders

As holders of a majority-in-interest of voting rights in the Company, the unitholders may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor. For example, the unitholders may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. The unitholders may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns. The unitholders have the right to redeem their securities at any time. Unitholders could decide to force the Company to redeem their securities at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability. In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional units, an Investor's interest will typically also be diluted. Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Restrictions on Transfer

The securities offered via Regulation Crowdfunding may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

- to the issuer;
- to an accredited investor;
- as part of an offering registered with the U.S. Securities and Exchange Commission; or
- to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

Valuation Methodology for Prior Reg CF Raise

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The value of the promissory notes will be determined by the Company's senior management in accordance with U.S. generally accepted accounting principles. For example, the notes may be valued based on principal plus anticipated interest payments over the course of the term of the note.

Company

Crooked City Cider LLC

- California Limited Liability Company
- Organized September 2015
- 1 employees

206 Broadway
Oakland CA 94607

http://www.crookedcitycider.taphousecom

Business Description

Refer to the Crooked City Cider profile.

EDGAR Filing

The Securities and Exchange Commission hosts the official version of this annual report on their EDGAR web site. It looks like it was built in 1989.

Compliance with Prior Annual Reports

Crooked City Cider is current with all reporting requirements under Rule 202 of Regulation Crowdfunding.

All prior investor updates

You can refer to the company's updates page to view all updates to date. Updates are for investors only and will require you to log in to the Wefunder account used to make the investment.

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